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                                                                      EXHIBIT 11


                              DIEDRICH COFFEE, INC.
                        COMPUTATION OF PER SHARE EARNINGS

                                            TWELVE WEEKS           THIRTEEN WEEKS      THIRTY-SIX WEEKS       THIRTY-NINE WEEKS
                                         ENDED MARCH 8, 2000   ENDED APRIL 28, 1999   ENDED MARCH 8, 2000    ENDED APRIL 28, 1999
                                         -------------------   --------------------   -------------------    --------------------
BASIC EARNINGS PER SHARE

Net income (loss)                            $    79,463            $  (567,839)          $   289,000            $(1,623,256)
                                             ===========            ===========           ===========            ===========

Weighted average number of shares
  outstanding during the period               12,616,871              6,172,512            12,418,313              6,172,512
                                             ===========            ===========           ===========            ===========

Basic net income (loss) per share:           $      0.01            $     (0.09)          $      0.02            $     (0.26)
                                             ===========            ===========           ===========            ===========

DILUTED EARNINGS PER SHARE

Diluted net income (loss)                    $    79,463            $  (567,839)          $   289,000            $(1,623,256)
                                             ===========            ===========           ===========            ===========

Weighted average number of shares
  outstanding during the period               12,616,871              6,172,512            12,418,313              6,172,512

Incremental shares attributable
  to the exercise of outstanding options         409,171                     --               625,122                     --
                                             -----------            -----------           -----------            -----------

          Total Shares                        13,026,042              6,172,512            13,043,435              6,172,512
                                             ===========            ===========           ===========            ===========

Diluted net income (loss) per share:         $      0.01            $     (0.09)          $      0.02            $     (0.26)
                                             ===========            ===========           ===========            ===========
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